      As filed with the Securities and Exchange Commission on June 30, 2000
                                                     Registration No. 333-_____

================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
             POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4
                              REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

               -----------------------------------------------------
                                    SAGE, INC.
               (Exact name of Registrant as Specified in Its Charter)
               -----------------------------------------------------
        DELAWARE                                                 77-0389091
(State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                         2460 NORTH FIRST STREET, SUITE 100
                          SAN JOSE, CALIFORNIA 95131-1023
                                   (408) 383-5300
                     (Address of Principal Executive Offices)

                              1995 STOCK OPTION PLAN
                       1997 PERFORMANCE STOCK OPTION PLAN
                 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                       AND
             AGREEMENT DATED OCTOBER 6, 1998 PROVIDING FOR ISSUANCE OF
                         OPTIONS TO GLENN W. MARSCHEL, JR.

                             (Full Title of the Plans)

                   --------------------------------------------

                              CHANDRASHEKAR M. REDDY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    SAGE, INC.
                      2460 NORTH FIRST STREET, SUITE 100
                        SAN JOSE, CALIFORNIA 95131-1023
                    (Name and Address of Agent for Service)

                                  (408) 383-5300
           (Telephone Number, Including Area Code, of Agent For Service)

                                     Copy to:
                            John W Campbell III, Esq.
                             Susan MacCormac, Esq.
                            Morrison & Foerster LLP
                               425 Market Street
                        San Francisco, California 94105


================================================================================

                                EXPLANATORY NOTE

     This Post-Effective Amendment No.2 on FormS-8 amends Registration Statement No.333-34812, which was previously filed on Form S-4 (the "Original Registration Statement") and as amended by Amendment No.1 to the Original Registration Statement, in connection with the merger (the "Merger") of a wholly-owned subsidiary of Sage, Inc. (the "Registrant") with and into Faroudja, Inc. ("Faroudja"). In connection with the filing of the Original Registration Statement, 4,099,677 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), were registered with the Securities and Exchange Commission and the applicable filing fee was paid. The number of shares registered pursuant to the Original Registration Statement included (i) 3,556,278 shares of Common Stock expected to be distributed to holders of the common stock of Faroudja in connection with the Merger and (ii) 504,058 shares of Common Stock issuable upon exercise of options outstanding under Faroudja's 1995 Stock Option Plan, 1997 Performance Stock Option Plan, 1997 Non-Employee Directors Stock Option Plan and each of the options to purchase Faroudja's common stock granted to Glenn W. Marschel, Jr. pursuant to a stock option agreement dated as of October 6, 1998. All of the shares of Common Stock included in this Post-Effective Amendment No.2 were included in and registered on the Original Registration Statement.

                                  PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Form S-8 (plan information and registrant information and employee plan annual information) has or will be sent or given to employees as specified by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitutes a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed or to be filed by Sage, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act contained in the registration statement on Form S-1 as filed on August 30, 1999, which includes audited financial statements for the Registrant's last fiscal year.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

     All documents filed by the Registrant subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation, as amended and Bylaws provides that the Registrant shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), as it now exists or as amended, all directors and officers pursuant thereto. The Registrant's Certificate of Incorporation and Bylaws also authorize the Registrant to indemnify it's employees and other agents, at its option, to the fullest extent permitted by Section 145 of the DGCL, as it now exists or as amended.

     The Registrant has entered into agreements to indemnify its directors and officers in addition to indemnification provided for in the Registrant's charter documents. These agreements, among other things, provide for the indemnification of the Registrant's directors and officers for certain expenses including attorneys fees, judgements, ERISA excise taxes and penalties, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's service as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant to the fullest extent permitted by applicable law.

     The Registrant`s Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL permits a corporation to provide in it's certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     It is the Registrant's intention that its Bylaws provide indemnification in excess of that expressly permitted by Section 145 of the DGCL, as authorized by the Corporation's Certificate of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


Exhibit
Number           Description
--------         -----------

4.1              Copy of Faroudja, Inc.'s 1995 Stock Option Plan.

4.2              Copy of Faroudja's 1997 Performance Stock Option Plan.

4.3              Copy of Faroudja's 1997 Non-Employee Directors Stock Option
                 Plan .

4.4 Copy of Agreement dated October 6, 1998 providing for issuance of options to Glenn W. Marschel, Jr.

5.1 Opinion of Morrison & Foerster LLP as to the legality of the shares of Common Stock which were previously filed as an exhibit to the Registrant's Amendment No. 1 to the registration statement on FormS-4 (No.333-34812)
                 (incorporated by reference to Exhibit 5.1 of such registration statement on Form S-4).

23.1             Consent of Morrison & Foerster LLP included in the Opinion of
                 Morrison & Foerster LLP previously filed as an exhibit to the Registrant's Amendment No. 1 to the registration statement on Form S-4 (No. 333-34812)(incorporated by reference to Exhibit 5.1 of such registration statement on Form S-4).

23.2             Consent of PricewaterhouseCoopers L.L.P., Independent
                 Accountants.

24.1             Power of Attorney (as filed on Page II-1 of the Registrant's
                 Amendment No. 1 to the registration statement on Form S-4
                 (No. 333-34812) (incorporated by reference to Page II-1 of such registration statement of Form S-4).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     PROVIDED, HOWEVER, that paragraphs(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and Bylaws of the Registrant, the DGCL, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Sage, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 23, 2000.

                                             SAGE, INC.



                                             By: /s/ Chandrashekar M. Reddy
                                                 --------------------------
                                                 Chandrashekar M. Reddy
                                             President, Chief Executive Officer
                                                     and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                         Title                           Date
       ---------                         -----                           ----
/s/ Chandrashekar M. Reddy   President, Chief Executive Officer     June 23, 2000
--------------------------   and Director (PRINCIPAL EXECUTIVE
 Chandrashekar M. Reddy      OFFICER)

/s/ Simon P. Westbrook
--------------------------   Vice President, Finance and Chief      June 23, 2000
   Simon P. Westbrook        Financial Officer (PRINCIPAL
                             FINANCIAL AND ACCOUNTING OFFICER)

          *
--------------------------   Director                               June 23, 2000
  Michael A. Gumport


          *
--------------------------
    Damodar Reddy            Director                               June 23, 2000


          *
--------------------------
     Kenneth Thai            Director                               June 23, 2000


/s/ Simon P. Westbrook
--------------------------
   Simon P. Westbrook
   Attorney-in-fact

